Exhibit 22



  Subsidiaries of Raytech Corporation               Incorporated

  Raytech Composites, Inc.                            Delaware
  Suite 512, One Corporate Drive
  Shelton, CT 06484

  Raytech Powertrain, Inc.                            Delaware
  Suite 512, One Corporate Drive
  Shelton, CT 06484

  Raytech Fasteners, Inc.                             Delaware
  Suite 512, One Corporate Drive
  Shelton, CT 06484

  Raybestos Products Company                          Delaware
  1204 Darlington Avenue
  Crawfordsville, IN 47933

  Raybestos U.K. Ltd.                                 England
  16, Spindus Road
  Speke
  Liverpool L24 1YA, England

  Raytech Composites Europe GmbH                      Germany
  Bahnstrasse 48-50
  5608 Radevormwald, Germany

  Raybestos Industrie-Produkte GmbH                   Germany
  Industriestrasse, 7
  D-54497 Morbach, Germany

  Raybestos Reibtechnik GmbH                          Germany
  Quettingerstrasse, 220
  D-51381 Leverkusen 3, Germany

  Allomatic Products Company                          Delaware
  609 E. Chaney
  Sullivan, IN 47882

  Raybestos Aftermarket Products Company              Delaware
  964 East Market Street
  Crawfordsville, IN 47933

  Miami Rivet Company                                 Delaware
  Suite 512, One Corporate Drive
  Shelton, CT 06484